Exhibit 10.1

AMENDMENT TO

THE CHOICE HOTELS INTERNATIONAL, INC.

2006 LONG-TERM INCENTIVE PLAN

The 2006 Long-Term Incentive Plan (“Plan”) is hereby amended, effective April 25, 2013, as follows:

A.        Section 3.01(a) of the Plan is hereby amended by increasing the maximum number of Shares that may be issued for Awards under the Plan by three million (3,000,000) for a total of seven million six hundred thousand (7,600,000).

B.        Section 3.01(b) of the Plan is hereby amended by increasing the number of Shares that may be issued as Stock Awards or Stock Unit Awards by two million two hundred fifty thousand (2,250,000) for a total of four million four hundred ninety-three thousand four hundred seventy-eight (4,493,478).

C.        Section 3.01(c) of the Plan is hereby amended by increasing the maximum number of Shares that may be issued for Incentive Stock Options under the Plan by three million (3,000,000) for a total of seven million six hundred thousand (7,600,000).

Except as set forth in this Amendment, the Plan shall remain unchanged and shall continue in full force and effect.